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                                                                   EXHIBIT 10.14

                                PROMISSORY NOTE

$11,888,484.00                                                  Phoenix, Arizona
                                                               December 14, 2001



         FOR VALUE RECEIVED, HERMES ONETOUCH, L.L.C. (the "Maker"), hereby promises to pay to the order of APOLLO GROUP, INC., AN ARIZONA CORPORATION, (the "Payee"), on the "Maturity Date" (as defined herein) at such place as Payee may designate in writing from time to time, in lawful money of the United States of America the principal sum of Eleven Million Eight Hundred Eighty-eight Thousand Four Hundred Eighty-four and No/100 Dollars ($11,888,484.00).

         Interest on the unpaid principal balance of this Note shall accrue at the rate of six percent (6%) per annum from the date hereof and shall be added to principal annually and paid at the Maturity Date of this Note. Notwithstanding the previous sentence, however, in the event of early payoff of this Note, accrued interest shall be added to the outstanding principal balance for that period of time between the most recent anniversary date and the early payoff date, as the case may be.

         The Maturity Date of this Note shall be the earlier of (i) the anniversary date of this Note in the year 2021, or (ii) nine (9) months after the death of John G. Sperling.

         Maker may prepay the whole or any part of this Note from time to time without premium or penalty.

         Maker hereby waives presentment, demand, and notice of any kind in connection with the enforcement or collection of this Note.

         If this Note is not paid when due, the Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof, including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

         This Note is governed by the laws of the State of Arizona.

         This Note shall be binding on the Maker and its successors and assigns.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written.


                                                  Hermes Onetouch, L.L.C.


                                                  ______________________________
                                                  By:   John G. Sperling